UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

TOPS HOLDING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-168065	26-1252536
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street Williamsville, New York	14221
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in Tops Holding Corporation’s (“Tops Holding”) Current Report on Form 8-K filed on October 14, 2010, William R. Mills, age 54, assumed the role of Chief Financial Officer of Tops Markets, LLC, a wholly-owned subsidiary of Tops Holding (“Tops Markets”), effective December 1, 2010.

Mr. Mills has been a Senior Vice President of Tops Markets since November 1, 2010. Mr. Mills founded William R. Mills Consulting, which advises owners of small and mid-market companies in connection with value enhancement, in July 2009.  From 1992 until 2009, Mr. Mills was Senior Vice President, Treasurer and Chief Financial Officer of Weis Markets, Inc., a chain of supermarkets located in Pennsylvania and surrounding states, and a member of its board of directors. Mr. Mills earned a bachelor of science degree in accounting from the University of Louisville and is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPS HOLDING CORPORATION

Dated:	December 1, 2010	By:	/s/ Frank Curci

		Name:	Frank Curci
		Title:	Chief Executive Officer